FORM 13F SUMMARY PAGE
AS OF DATE: 03/31/01

REPORT SUMMARY:

NUMBER OF OTHER INCLUDED MANAGERS:        0

FORM 13F INFORMATION TABLE ENTRY TOTAL:   104

FORM 13F INFORMATION TABLE VALUE TOTAL:   $314,264,000


LIST OF OTHER INCLUDED MANAGERS:

NO.   13F FILE NUMBER      NAME